UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 5, 2009

CHINA KANGTAI CACTUS BIO-TECH, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-33097	87-0650263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

99 Taibei Road
Limin Economic and Technological Development Zone
Harbin, Heilongjiang Province
People’s Republic China
Zip Code: 150025
(Address of principal executive offices)

 (86) 451-57351189 ext 126
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 5, 2009, China Kangtai Cactus Bio-Tech, Inc., a Nevada corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Agreement”) with Seaside 88, LP, a Florida limited partnership (“Seaside”), relating to the offering and sale (the “Offering”) of up to 2,100,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  Subject to the limitations and qualifications set forth therein, the Agreement requires the Company to issue and sell, and Seaside to purchase, up to 150,000 shares of Common Stock once every two (2) weeks, subject to the satisfaction of customary closing conditions.  At the initial closing and at each subsequent closing, on each 14th day thereafter for twenty-six (26) weeks, the offering price of the Common Stock will equal 87% of the volume weighted average trading price of the Common Stock for the ten consecutive trading days immediately preceding each subsequent closing date.  If, with respect to any subsequent closing, the volume weighted average trading price of the Common Stock for the three trading days immediately prior to such closing is below $1.25 per share, then the particular subsequent closing will not occur and the aggregate number of Shares to be purchased shall be reduced by 150,000 shares of Common Stock.

The Agreement provides that the Company may, at its sole discretion, upon thirty (30) days’ prior written notice to Seaside, terminate the Agreement after the fifth subsequent closing.  The Agreement contains representations and warranties and covenants for each party, which must be true and have been performed at each closing.  In addition, Seaside has agreed not to engage in short sales of the Company’s Common Stock during the term of the Agreement.

The Company has agreed to indemnify and hold harmless Seaside against certain liabilities in connection with the issuance and sale of the Shares under the Agreement. The Agreement may be terminated by Seaside, by written notice to the Company, if the initial closing has not been consummated on or before March 31, 2010, provided, however, if the Company receives comments from the Securities and Exchange Commission on the registration statement covering the sale to Seaside, or the resale by Seaside, of the Shares, this date shall be extended until April 30, 2010.

The foregoing is only a summary of the material terms of the Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder.  The foregoing description is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  This Current Report on Form 8-K contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated subsequent closings of the Offering and the amount of net proceeds expected from the Offering.  The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, the substantial dilution to current stockholders as a result of the purchase price discount offered to Seaside, and the market overhang of shares available for sale that may develop as a result of the subsequent resale by Seaside of the up to 2,100,000 shares it may purchase under the Agreement, as well as other risks detailed from time to time in the Company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008 and its quarterly report on Form 10-Q for the quarter ended June 30, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Common Stock Purchase Agreement by and between China Kangtai Cactus Bio-Tech, Inc. and Seaside 88, LP, dated as of November 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

CHINA KANGTAI CACTUS BIO-TECH, INC.

By:	/s/ JINJIANG WANG

President, Chief Executive Officer, Director and Principal Executive Officer

Date: November 6, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Common Stock Purchase Agreement by and between China Kangtai Cactus Bio-Tech, Inc. and Seaside 88, LP, dated as of November 5, 2009